Exhibit 99.1

Internap Reports First Quarter 2011 Financial Results

●	Revenue of $59.4 million compared with $63.4 million in the first quarter of 2010;

●	Segment profit1 of $30.4 million; segment margin1 of 51.1 percent, up 490 basis points year-over-year;

●	Adjusted EBITDA2 of $9.2 million adjusted EBITDA margin2 of 15.5 percent;

●	Announces 55,000 net sellable square foot addition of company-controlled data center capacity in Los Angeles.

ATLANTA, GA – (April 28, 2011) Internap Network Services Corporation (NASDAQ: INAP), a leading provider of IT infrastructure services, today announced financial results for the first quarter of 2011.

“We believe the first quarter of 2011 represents an inflection point from which the company returns to top-line growth in both of our business units, Data center services and IP services.  Positive trends across the business including:  bookings growth, reduced churn, and enhanced customer satisfaction, give us confidence in our expectation for sequential revenue growth in the second quarter,” said Eric Cooney, President and Chief Executive Officer of Internap.  “The sustained upward trend in both segment profit and segment margin continued in the first quarter, positioning us to benefit from increased operating leverage and future top-line growth.  The announcement today that we are adding Los Angeles to our portfolio of company-controlled data center markets, marks our 7th expansion and 3rd new market since the fourth quarter of 2009.  Not only do these portfolio expansions provide the platform for our entire range of IT infrastructure services including connectivity, colocation, managed hosting and cloud, they position us to drive long-term profitable growth for our stockholders.”

First Quarter 2011 Financial Summary

	1Q 2011	1Q 2010	4Q 2010	YoY Growth	QoQ Growth
Revenues:
Data center services	$31,542	$33,722	$31,732	-6%	-1%
IP services	27,862	29,643	28,227	-6%	-1%
Total Revenues	$59,404	$63,365	$59,959	-6%	-1%

Operating Expenses	$60,292	$63,251	$59,720	-5%	1%

GAAP Net Loss	$(1,500)	$(260)	$(429)	n/m	n/m

Normalized Net (Loss) Income2	$(400)	$749	$861	n/m	n/m

Segment Profit	$30,374	$29,280	$29,451	4%	3%
Segment Profit Margin	51.1%	46.2%	49.1%	490 BPS	200 BPS

Adjusted EBITDA	$9,213	$9,877	$10,282	-7%	-10%
Adjusted EBITDA Margin	15.5%	15.6%	17.1%	-10 BPS	-160 BPS

Revenue

●
Revenue totaled $59.4 million compared with $63.4 million in the first quarter of 2010 and $60.0 million in the fourth quarter of 2010. Revenue from Data center services decreased both year-over-year and sequentially. IP services decreased year-over-year and compared with the fourth quarter of 2010.

●
Data center services revenue declined 6 percent year-over-year and decreased 1 percent sequentially to $31.5 million. Both the year-over-year and the sequential decline in this segment was attributable to our initiative to proactively churn certain less-profitable contracts in partner data centers.  The first quarter of 2011 is the final quarter that sequential revenue growth is impacted by this program.

●
IP services revenue totaled $27.9 million – a decrease of 6 percent compared with the first quarter of 2010 and 1 percent sequentially – as traffic growth was more than offset by per unit price declines in IP.

Net (Loss) Income

●
GAAP net loss was $(1.5) million, or $(0.03) per share, compared with GAAP net loss of $(0.3) million, or $(0.01) per share, in the first quarter of 2010 and $(0.4) million, or $(0.01) per share, in the fourth quarter of 2010.

●
Normalized net income, which excludes the impact of stock-based compensation expense and items that management considers non-recurring, was $(0.4) million, or $(0.01) per share.  Normalized net income was $0.7 million, or $0.01 per share, in the first quarter of 2010, and $0.9 million, or $0.02 per share, in the fourth quarter of 2010.

Segment Profit and Adjusted EBITDA

●
Segment profit totaled $30.4 million in the first quarter, an increase of 4 percent year-over-year and 3 percent sequentially.  Segment margin was 51.1 percent, increasing 490 basis points compared with the first quarter of 2010 and 200 basis points over the fourth quarter of 2010.

●
Segment profit in Data center services was $13.0 million, or 41.3 percent of Data center services revenue. IP services segment profit was $17.4 million, or 62.3 percent of IP services revenue. Proactive churn of less-profitable partner data center revenue benefited Data center services segment profit compared with both the first quarter of 2010 and the fourth quarter of 2010.  Data center services segment margin increased 960 basis points year-over-year and 280 basis points sequentially to 41.3 percent.  IP services segment profit decreased 7 percent compared with the first quarter of 2010.  Sequentially, IP segment profit increased 1 percent.   Lower revenue drove the year-over-year decrease in segment margins.  Lower network infrastructure costs drove the sequential improvement in IP segment profit.  IP services segment margin decreased 50 basis points year-over-year and increased 120 basis points sequentially to 62.3 percent.

●
Adjusted EBITDA totaled $9.2 million in the first quarter, a 7 percent decrease compared with the first quarter of 2010 and down 10 percent relative to Adjusted EBITDA in the fourth quarter of 2010.  Adjusted EBITDA margin was 15.5 percent in the first quarter of 2011, down 10 basis points year-over-year and 160 basis points sequentially.  Higher operating costs in the first quarter drove the decline relative to prior periods.  Operating costs in the first quarter included approximately $0.6 million of executive severance costs that will not impact future quarters.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $46.3 million at March 31, 2011. Total debt was $48.3 million, net of discount, at the end of the quarter, including $29.3 million in capital lease obligations.
●	Cash generated from operations for the three months ended March 31, 2011 was $0.1 million. Capital expenditures over the same period were $12.7 million.

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●	We had 2,733 customers under contract at the end of the first quarter 2011.

●     On April 4, 2011, we announced that Accelerated IP (XIP™), a service-based Internet traffic accelerator that improves performance of enterprise web services and applications by up to four times, is now available across the company’s global data center footprint.

●     On April 11, 2011, we announced that we were integrating our XIP service into our global Content Delivery Network (CDN). The integration further sets apart the performance of Internap’s CDN by improving the delivery of video streaming and web content to a wide range of user devices, including mobile phones, tablets and PCs, resulting in up to four times faster streaming and downloads.

●
On March 23, 2011, we opened a 7,000 net sellable square feet expansion in our Boston facility.  This data center is designed to an N+1 standard for power, cooling, and connectivity and is capable of scaling power densities to 12 kilowatts per cabinet making center one of the most robust sites in the region.

●
Today, we announced that we will construct a new premium, company-controlled data center in Los Angeles that is expected to be operational in the second quarter of 2012.  Like Internap’s other company-controlled data centers, the LA facility will offer customers a highly-reliable and flexible IT infrastructure platform.  It will maintain a full range of customer amenities and will feature a modular power design that enables our customers to increase their power densities to over 12 kilowatts per cabinet without taking on additional space.

1
Segment profit and segment margin are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

2
Adjusted EBITDA and Normalized Net Income (Loss) are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Normalized Net Income (Loss) are contained in the tables entitled “Reconciliation of Loss from Operations to Adjusted EBITDA,” and “Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Income (Loss) and Basic and Diluted Normalized Net Income (Loss) Per Share” in the attachment.

Conference Call Information:

Internap’s first quarter 2011 conference call will be held today at 5:00 p.m. EDT. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor services section of Internap’s web site at http://ir.internap.com/events.cfm.  The call can also be accessed by dialing 866-515-9839.  International callers should dial 631-813-4875.  An online archive of the webcast presentation will be available for one month following the call.  An audio-only replay will be accessible from Thursday, April 28, 2011 at 8 p.m. EDT through Thursday, May 5, 2011 at 800-642-1687 using the replay code 59494301. International callers can access the archived event at 706-645-9291 with the same code.

About Internap

Internap provides intelligent IT Infrastructure services that enable our customers to focus on their core business, improve service levels, and lower the cost of IT operations.  Our enterprise IP, CDN, colocation, managed hosting and cloud solutions are differentiated by unparalleled levels of performance, availability and support.  Since 1996, thousands of businesses have entrusted Internap with the delivery and protection of their online applications. Transform your IT infrastructure into a competitive advantage with IT IQ from Internap. For more information, visit http://www.internap.com/, our blog at http://www.internap.com/blog, or follow us on Twitter at http://twitter.com/internap.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to future revenue growth, the benefits to be realized from investments in our business, our strategy to drive long-term profitable growth and our expectations regarding the expansion of company-controlled data center capacity, including expectations as to timing. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to complete expansion of company-controlled data centers within the expected timeframe; our ability to sell into new data center space; the actual performance of our IT infrastructure services; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Andrew McBath
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2011	2010
Revenues:
Data center services	$31,542	$33,722
Internet protocol (IP) services	27,862	29,643
Total revenues	59,404	63,365

Operating costs and expenses:
Direct cost of network, sales and services, exclusive of
depreciation and amortization, shown below:
Data center services	18,530	23,043
IP services	10,500	11,042
Direct costs of customer support	5,110	4,940
Direct costs of amortization of acquired technologies	875	979
Sales and marketing	7,833	7,124
General and administrative	9,129	8,330
Depreciation and amortization	8,053	7,774
Loss on disposal of property and equipment, net	73	1
Restructuring	189	18

Total operating costs and expenses	60,292	63,251

(Loss) income from operations	(888)	114

Non-operating expense (income):
Interest expense	648	304
Interest income	-	(29)
Other, net	38	30
Total non-operating expense (income)	686	305

Loss before income taxes and equity in (earnings) of	(1,574)	(191)
equity method investment
Provision for income taxes	73	156
Equity in (earnings) of equity-method investment, net of taxes	(147)	(87)

Net loss	$(1,500)	$(260)

Basic and diluted net loss per share	$(0.03)	$(0.01)

Weighted average shares outstanding used in computing basic and diluted net loss per share	50,124	49,944

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	March 31,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$46,298	$59,582
Accounts receivable, net of allowance for doubtful accounts of $1,682 and $1,883, respectively	16,460	17,588
Inventory	171	160
Prepaid expenses and other assets	11,296	11,057

Total current assets	74,225	88,387

Property and equipment, net	156,323	142,289
Investment	2,488	2,265
Intangible assets, net	13,824	14,698
Goodwill	39,464	39,464
Deposits and other assets	3,971	3,600
Deferred tax asset, net	2,484	2,439
Total assets	$292,779	$293,142

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,410	$25,383
Accrued liabilities	7,889	8,975
Deferred revenues	3,030	3,268
Capital lease obligations	171	1,071
Term loan, less discount of $118 and $116, respectively	882	884
Restructuring liability	2,587	2,691
Other current liabilities	138	135
Total current liabilities	33,107	42,407

Deferred revenues	2,242	2,134
Capital lease obligations	29,085	19,139
Term loan, less discount of $296 and $328, respectively	18,204	18,422
Restructuring liability	4,880	5,273
Deferred rent	16,585	16,655
Other long-term liabilities	467	501
Total liabilities	104,570	104,531

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value: 20,000 shares authorized; no shares issued	-	-
or outstanding
Common stock, $0.001 par value; 120,000 shares authorized and 52,274 shares	52	52
outstanding at March 31, 2011; 120,000 shares authorized and 52,017 shares outstanding at December 31, 2010
Additional paid-in capital	1,231,063	1,229,684
Treasury stock, at cost, 190 and 115 shares, respectively	(1,001)	(520)
Accumulated deficit	(1,041,670)	(1,040,170)
Accumulated items of other comprehensive loss	(235)	(435)
Total stockholders' equity	188,209	188,611
Total liabilities and stockholders' equity	$292,779	$293,142

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended
	March 31,
	2011	2010
Cash Flows from Operating Activities:
Net loss	$(1,500)	$(260)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,928	8,753
Loss on disposal of property and equipment, net	73	1
Stock-based compensation expense	911	991
Equity in (earnings) from equity-method investment	(147)	(87)
Provision for doubtful accounts	165	330
Non-cash changes in deferred rent	(70)	357
Deferred income taxes	(45)	297
Other, net	156	(12)
Changes in operating assets and liabilities:
Accounts receivable	963	(414)
Inventory, prepaid expenses, deposits and other assets	(657)	(153)
Accounts payable	(6,973)	1,447
Accrued and other liabilities	(1,086)	(1,812)
Deferred revenues	(130)	(523)
Accrued restructuring liability	(497)	(622)
Net cash flows provided by operating activities	91	8,293

Cash Flows from Investing Activities:
Maturities of investments in marketable securities	-	100
Purchases of property and equipment	(12,650)	(3,908)
Proceeds from disposal of property and equipment	4	1
Net cash flows used in investing activities	(12,646)	(3,807)

Cash Flows from Financing Activities:
Proceeds from credit agreements	-	19,500
Principal payments on credit agreements	(250)	(19,500)
Payments on capital lease obligations	(361)	(13)
Stock-based compensation plans	(115)	2,762
Other, net	(33)	(30)
Net cash flows (used in) provided by financing activities	(759)	2,719
Effect of exchange rates on cash and cash equivalents	30	(23)
Net (decrease) increase in cash and cash equivalents	(13,284)	7,182
Cash and cash equivalents at beginning of period	59,582	73,926
Cash and cash equivalents at end of period	$46,298	$81,108

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net income (loss), normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income (loss) is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is loss from operations plus depreciation and amortization, loss on disposals of property and equipment, impairments and restructuring and stock-based compensation.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net income (loss) is net income (loss) plus impairments and restructuring and stock-based compensation.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net income (loss) per share is normalized net income (loss) divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of Internap’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Internap believes that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of Internap’s core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net income (loss) and normalized net income (loss) per share, excluding the effect of impairments, restructuring and stock-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support, depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
(Loss) income from operations (GAAP)	$(888)	$239	$114
Stock-based compensation	911	1,080	991
Depreciation and amortization, including amortization of acquired technologies	8,928	8,644	8,753
Loss on disposal of property and equipment, net	73	109	1
Restructuring	189	210	18
Adjusted EBITDA (non-GAAP)	$9,213	$10,282	$9,877

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET INCOME (LOSS) AND
BASIC AND DILUTED NORMALIZED NET INCOME (LOSS) PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net income (loss), (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net income (loss) per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Net loss (GAAP)	$(1,500)	$(429)	$(260)
Impairments and restructuring	189	210	18
Stock-based compensation expense	911	1,080	991
Normalized net (loss) income (non-GAAP)	(400)	861	749

Normalized net income allocable to participating securities (non-GAAP)	-	(19)	(17)
Normalized net (loss) income available to common stockholders (non-GAAP)	$(400)	$842	$732

Weighted average shares outstanding used in per share calculation:
Basic (GAAP)	50,124	50,061	49,944
Participating securities (GAAP)	1,087	1,103	1,193
Diluted (GAAP)	50,124	50,061	49,944
Add potentially dilutive securities	-	436	519
Less dilutive effect of stock-based compensation under the treasury stock method	-	(267)	(359)
Normalized diluted shares (non-GAAP)	50,124	50,230	50,104

Loss per share (GAAP):
Basic and diluted	$(0.03)	$(0.01)	$(0.01)

Normalized net (loss) income per share (non-GAAP):
Basic and diluted	$(0.01)	$0.02	$0.01

INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Revenues:
Data center services	$31,542	$31,732	$33,722
IP services	27,862	28,227	29,643
Total	59,404	59,959	63,365

Direct cost of network, sales and services, exclusive of
depreciation and amortization:
Data center services	18,530	19,529	23,043
IP services	10,500	10,979	11,042
Total	29,030	30,508	34,085

Segment Profit:
Data center services	13,012	12,203	10,679
IP services	17,362	17,248	18,601
Total	$30,374	$29,451	$29,280

Segment Margin:
Data center services	41.3%	38.5%	31.7%
IP services	62.3%	61.1%	62.8%
Total	51.1%	49.1%	46.2%